EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated February 2, 2001 except Note 13 which is dated February 22, 2001 with respect to the consolidated financial statements of HBOA Holdings, Inc. included in this Annual Report on Form 10-KSB, into the Company's previously filed Registration Statement on Form S-8 filed on December 21, 2000 (Registration No. 333-52424) and the Company's Post-Effective No. 1 to its Registration Statement on Form S-8 filed on December 14, 2000 (Registration No. 333-50076).




/s/ SEWELL AND COMPANY, P.A.

Hollywood, Florida
April 3, 2001